Exhibit 99.2

Q1 2013 Investor Call April 26, 2013 Bill Lucia, President and CEO Walter Hosp, EVP and CFO Maria Perrin, CMO Contact: Christine Saenz csaenz@hms.com 212.857.5986 4/26/2013

Safe Harbor Statement This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and those anticipated, estimated or projected. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance. In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to effectively manage our growth to execute on our business plans; variations in our results of operations; changes in the U.S. healthcare environment and steps we take in anticipation of such changes; regulatory, budgetary or political actions that affect procurement practices; the growth rate of spending on Medicaid/Medicare, simplification of the healthcare payment process or programmatic changes that diminish the scope of benefits; our ability to retain clients or the loss of one or more major clients; client dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our clients of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information systems and protect them from damage or interruption; restrictions on our ability to bid on/perform certain work due to other work we currently perform; our ability to successfully integrate our acquisitions; our ability continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; and negative results of government or client reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations. A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is available at www.hms.com under the “Investor Relations” tab. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. Any forward-looking statements are made as of the date of this presentation and we do not undertake an obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Use of Non-GAAP Measures This presentation contains non-GAAP measures. A reconciliation of these measures to GAAP measures is set forth in our press release issued on April 26, 2013, which is available under the Investor Relations Tab on the Company’s website (www.hms.com). 4/26/2013 2

Discussion Outline Financial Performance New Business Guidance Strategic Outlook 4/26/2013 3

Consolidated Statements of Income ($ in thousands except per share amounts) 4/26/2013 4 Other expense Three months ended March 31, Percentage Change 20132012 Revenue $ 116,607 $ 107,314 9% Cost of services: Compensation 43,984 39,276 12% Data processing 9,098 6,894 32% Occupancy 4,622 4,120 12% Direct project costs 13,270 12,843 3% Other operating costs 6,637 5,127 29% Amortization of acquisition related software and intangibles 7,929 8,149 -3% Total cost of services 85,540 76,409 12% Selling, general & administrative expenses 15,799 14,864 6% Total operating expenses 101,339 91,273 11% Operating income 15,268 16,041 -5% Other expense (3,708) (4,093)9% Income before income taxes 11,560 11,948 -3% Income taxes 4,584 4,905 -7% Net income $ 6,976 $ 7,043 -1% Basic income per common share data: Net income per basic share $ 0.08 $ 0.08 0% Diluted income per common share data: Net income per diluted share $ 0.08 $ 0.08 0% Adjusted Diluted EPS $ 0.15 $ 0.16 -6%

Q1 2013 Revenue Growth Y/Y 4/26/2013 Total Revenue +8.7% Market Medicaid +8.5% Federal -33.2% HDI +22.9% Product Medicaid COB +5.2% Program Integrity (PI) +12.1% PI without HDI and Federal +19.9% 5

State Government Sales Connecticut TPL and RAC (extended) Connecticut Fraud, Waste, and Abuse Michigan TPL (re-procurement) South Carolina (re-procurement) Texas RAC 4/26/2013 6

Medicaid RAC Status



WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
NY
PA
WV
VA
NC
SC
MD
AK
HI
Washington, D.C.
HMS State (30)
Non-HMS State (16)
Waiver State (3)
No Selection (2)

States with Executed Contracts	30
States in Production	16
States in Implementation	14

7

4/26/2013

Managed Care Sales 4/26/2013 New Affinity Health Plan, NY Blue Shield of California Capital Health Plan, FL HealthPlus of Michigan Neighborhood Health Plan of Massachusetts Paramount Advantage, OH Performance Health Technology, OR Expansions United Healthcare Value Options Wellcare Health Plans 8

Guidance Adjustment Factors Federal Government Procurements Medicare Coordination of Benefits (COB) Medicare RAC Medicaid COB Migration to Managed Care 4/26/2013 9

2013 Guidance 2012 Actual Prior 2013 Guidance Revised 2013 Guidance Revenue ($ millions) $474.0 $570 - $600 $495 - $525 GAAP EPS $0.57 $0.63 – $0.70 $0.57 – $0.63 ADJUSTED EPS $0.86 $0.95 – $1.02 $0.89 – $0.95 4/26/2013 10

Medicaid Expansion National Snapshot Undecided Planning to expand Leaning toward expansion Leaning toward partial expansion Leaning toward not expanding Planning to not expand Washington, DC 4/26/2013 11

Strategic Outlook Medicaid expanding Medicaid RAC program progressing Eligibility verification opportunities emerging Products gaining traction in commercial market 4/26/2013 12

4/26/2013